EXHIBIT 23.2

                    Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of:

      (i) our report dated March 31, 1998, included in Newport News Shipbuilding Inc's Form 10-K for the year ended December 31, 1997;

      (ii) our report dated June 5, 1998, included in Newport News Shipbuilding Inc. 401(k) Investment Plan for Salaried Employees on Form 11-K for the year ended December 31, 1997; and

      (iii) our report dated June 5, 1998, included in Newport News Shipbuilding Savings (401(k)) Plan for Union Eligible Employees on Form 11-K for the year ended December 31, 1997.

We also consent to all references to our Firm included in this Registration Statement.



                                                /s/ ARTHUR ANDERSEN LLP

Washington, D.C.
September  10, 1998